EXHIBIT 10.2
CONSULTING SERVICES AGREEMENT
This Consulting Services Agreement (this “Agreement”) is entered into as of August 1, 2023 (the “Effective Date”) by and among StepStone Group Inc. (the “Company”), StepStone Group LP (the “Partnership”), MMAR HNL, LLC (“MMAR”) and Monte Brem (“Brem” and together with the Company, the Partnership and MMAR the “Parties”).
WHEREAS, the Partnership and the Company desire to engage MMAR for the purposes of securing the consulting services of Brem commencing on August 1, 2023 (the “Start Date”), and MMAR agrees to supply and make available to the Partnership and the Company, the services of Brem, in each case on the terms and conditions set forth herein.
NOW, THEREFORE, subject to and in consideration of the mutual promises herein contained, the Parties agree as follows:
1.Consulting Period
(a)Commencing as of the Start Date and continuing until terminated pursuant to this Agreement, the Partnership and the Company agree to engage MMAR to provide the services of Brem as Executive Advisor to the Partnership and the Company and in such capacity to render such services as reasonably requested by the Board of Directors of the Company (the “Board”) and/or the Chief Executive Officer of Partnership and the Company (the “Consulting Services”), and MMAR agrees to make Brem available to render such services. Such Consulting Services may include phone or in-person consultations with officers of the Company or senior management of the Partnership regarding business strategy, relationships with significant clients of the Partnership or its affiliates and potential corporate transactions involving the Partnership, Company or their affiliates. MMAR shall ensure that Brem shall comply with all rules, procedures and standards promulgated from time to time by the Company or its affiliates, including the Partnership, with regard to Brem’s access to and use of the property, information, equipment and facilities of the Company and its affiliates. Notwithstanding the foregoing, MMAR’s engagement with the Partnership and the Company hereunder may be terminated at any time by any of MMAR, the Partnership or the Company upon thirty (30) days prior written notice. The period between the Start Date and the termination of MMAR’s engagement hereunder shall be referred to herein as the “Consulting Period”.
(b)During the Consulting Period, the relationship of MMAR to the Partnership and the Company will be that of an independent contractor, and neither MMAR nor Brem shall have any authority to bind or represent the Partnership or the Company (unless the Partnership or the Company otherwise takes action to grant such authority with respect to certain arrangements), and neither the Partnership nor the Company shall have any right to direct or control the manner in which MMAR performs the Consulting Services hereunder. Nothing in this Agreement shall be construed to create, during the Consulting Period, any association, partnership, joint venture, employment, or agency relationship between MMAR, on the one hand, and the Partnership or the Company, on the other, for any purpose or Brem and the Partnership or the Company, other than as a non-employee member of the Board and Chairperson of the Board.

(c)During the Consulting Period, Brem will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company or the Partnership to its employees, other than in his capacity as a non-employee member of the Board, and neither the Partnership nor the Company will be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Brem’s behalf.
2.Consulting Fee.
(a)Effective as of the Start Date, MMAR shall be eligible to receive cash consulting fees from the Partnership at the rate of $250,000 per annum in exchange for providing the Consulting Services (the “Consulting Fee”). The Consulting Fee shall be payable in equal monthly installments during the Consulting Period.
(b)During the Consulting Period, the Company will reimburse MMAR for reasonable costs incurred in connection with the performance of the Consulting Serices consistent with the Company’s Expense Reimbursement Policy, which may be amended from time to time. To receive reimbursement, MMAR must submit appropriate supporting documentation (e.g., receipts, proof of payment, etc.). Reimbursement will be provided within thirty (30) calendar days of MMAR’s submission of appropriate documentation.
3.Confidential Information.
(a)Definition. “Confidential Information” means any of the Company's (including its parents, affiliates or subsidiaries (collectively, “Affiliates”)) proprietary information, technical data, trade secrets or know-how, including but not limited to all actual or potential customer, employee, supplier, and distributor lists, contacts and addresses, information about employees and employee relations, training manuals and procedures, information about recruitment methods and procedures, employment contracts, information about marketing, business plans and projections, pricing information, information about costs and expenses, budgets, proposals, financial information, product plans, products, services, research, developments, systems, formulas, technology, inventions, databases, know-how, developments, experiments, improvements, prototypes, computer programs, software, processes, designs, tapes, and compilations of information that are owned by the Company, its Affiliates, other parties with which the Company or its Affiliates do business (“Third Parties”) or customers of Company or its Affiliates (“Customers”), and that are used in the operation of the business of Company or its Affiliates, Third Parties and/or Customers. Confidential Information includes, but is not limited to, information disclosed to or developed by either MMAR or Brem in connection with the Consulting Services. Confidential Information shall not include information that: (i) is now or subsequently becomes generally available to the public through no wrongful act or omission of MMAR or Brem; (ii) MMAR or Brem can demonstrate to have had rightfully in their possession prior to disclosure by the Company; (iii) is independently developed by MMAR or Brem without the use, directly or indirectly, of any Confidential Information; or (iv) MMAR or Brem rightfully obtains from a third party who has the right to transfer or disclose it.

(b)Non-Use and Non-Disclosure. Except to the extent necessary to perform the Consulting Services, neither MMAR nor Brem shall reproduce, use, distribute, disclose or otherwise disseminate Confidential Information. Neither MMAR nor Brem shall cause, through action or inaction, any Confidential Information to become non-confidential. Neither MMAR nor Brem shall remove Confidential Information from the Company or Company-designated locations or devices, except as expressly permitted by the Company in writing. In the event MMAR or Brem are required to disclose any Confidential Information pursuant to judicial order or other legal mandate, MMAR and/or Brem shall promptly notify the Company to enable the Company to seek a protective order or similar remedy to prevent such disclosure. If the Company is unable to obtain a protective order or similar remedy, MMAR and Brem agree to only disclose that portion of the Confidential Information that is required to be disclosed and to maintain the confidentiality of any other Confidential Information.
(c)Third Party Confidential Information. MMAR and Brem shall not improperly use or disclose any proprietary information, confidential information, or trade secrets of any former or current employer or other person or entity with which MMAR or Brem has an agreement or duty to keep in such information or secrets confidential.
(d)Notwithstanding anything herein to the contrary, nothing in this Agreement shall (i) prohibit MMAR or Brem from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by the Company of any reporting described in this clause 3(d).
4.Return of Company Property and Information. At the Company’s request, MMAR and Brem shall deliver to the Company the originals and all copies of such documents and materials and any other property of any nature belonging to the Company or relating to the Company’s business in MMAR or Brem’s possession or control, including all forms of Confidential Information and other Company Property. In the event of termination of this Agreement, MMAR and Brem shall return all such property and Confidential Information (original, hard and electronic copies), including permanently deleting any Confidential Information stored in MMAR and Brem’s personal computers or any mobile, cloud, or other storage medium.
5.Compliance with the Company’s Code of Ethics: Brem acknowledges that in the performance of the Consulting Services he may become aware of information that is either sensitive or confidential in nature. As such, Brem agrees to abide by the Partnership’s Code of Ethics, contained in the Partnership’s Global Compliance Manual and the Company’s Code of Conduct and Ethics (collectively, “Code of Ethics”). By signing this Agreement, Brem acknowledges that he has received, read and understands the Code of Ethics and that he will comply with its requirements, with the sole exception being that Brem is not required to: (a) report ore pre-clear personal trading transactions on ComplySci (but, for the avoidance of doubt, must pre-clear trades relating to the equity of the Company with the Chief Legal Officer and Chief Compliance Officer); or (b) complete quarterly or annual compliance reports on ComplySci. Brem acknowledges and agrees that he may not transact in any security or recommend a transaction to others if Brem thinks he might have access to material non-public information regarding such transaction. If Brem thinks he might have access to material non-public information regarding a proposed transaction, he agrees and is obligated to: (1) report the information and potential transaction to the Chief Compliance Officer; (2) refrain from purchasing or selling securities until expressly authorized by the Chief Compliance Officer; and (3) avoid communicating the information inside or outside of the Company, other than to the Chief Compliance Officer.

6.Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, neither MMAR nor Brem shall be held criminally, or civilly, liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a Federal, State, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. MMAR or Brem may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. If MMAR or Brem files a lawsuit alleging retaliation by the Company for reporting a suspected violation of the law, MMAR or Brem may disclose the trade secret to their attorney and use the trade secret in the court proceeding, if MMAR or Brem files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
7.Miscellaneous.
(a)Assignment. None of the Partnership, Company, MMAR or Brem may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Partnership and the Company may assign its respective rights and obligations under this Agreement without the consent of MMAR or Brem in the event that the Partnership or the Company shall hereafter effect a reorganization, consolidate with, or merge into, any person or transfer all or substantially all of its properties or assets to any person. This Agreement shall inure to the benefit of and be binding upon the Partnership, the Company, MMAR and Brem, their respective successors, executors, administrators, heirs and permitted assigns.
(b)Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
(c)Amendment. This Agreement may be amended or modified only by a written instrument signed by MMAR and Brem and by an expressly authorized representative of the Company.
(d)Headings. The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.
(e)Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of New York, without regard to the conflict of laws principles thereof.

(f)Compliance with Section 409A.
(i)This Agreement shall be interpreted to ensure that the payments contemplated hereby to be made by the Partnership to MMAR and/or Brem are exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
(ii)Any payment by the Partnership to MMAR or Brem under this Agreement that is subject to Section 409A and that is contingent on a termination of employment is contingent on a “separation from service” within the meaning of Section 409A. Each such payment shall be considered to be a separate payment for purposes of Section 409A.
(iii)Each payment that is a part of a series of installment payments shall be treated as separate payments.
(iv)If, upon separation from service, Brem is a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and not exempt from Section 409A as a short-term deferral or otherwise and would otherwise be paid within six (6) months after Brem’s separation from service will instead be paid in the seventh month following Brem’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)), or, if sooner, upon Brem’s death.
(v)Any taxable reimbursement due under the terms of this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv).
(vi)For the avoidance of doubt, neither MMAR nor Brem shall not be entitled to receive from the Partnership or the Company a gross-up, an indemnity, a reimbursement or any other form of payment for any taxes incurred by Brem under Section 409A.
(g)Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter.
(h)Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
[Signatures are on the following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and effective as of the Effective Date.

/s/ Monte M. Brem
Monte M. Brem

MMAR:
MMAR HNL, LLC

By: /s/ Monte M. Brem
Name: Monte M. Brem
Title: Manager

COMPANY:
STEPSTONE GROUP INC.

By: /s/ Scott Hart
Name:    Scott Hart
Title:     Chief Executive Officer

PARTNERSHIP:
STEPSTONE GROUP LP
By: StepStone Group Holdings LLC, its general partner

By: /s/ Scott Hart
Name:    Scott Hart
Title:     Partner, Chief Executive Officer

[signature page to Consulting Services Agreement]